                                                                     EXHIBIT 5.1


                                 April 15, 1999



General Growth Properties, Inc.
110 North Wacker Drive
Chicago, Illinois 60606

         Re:      Registration Statement on Form S-3

Gentlemen:

         We have acted as counsel to General Growth Properties, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of up to 505,420 shares of its common stock, par value $.10 per share (the "Shares"), which are proposed to be issued by the Company as described in our Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about April 15, 1999.

         As such counsel, we have examined such documents and certificates of officers of the Company as we deemed relevant and necessary as the basis for the opinion hereafter expressed. In such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies.

         Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance as described in the Registration Statement, will be duly and validly issued and fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus comprising a part of the Registration Statement.

         Please be advised that Marshall E. Eisenberg, a partner in our firm, is the Secretary of the Company and certain of its affiliates. In addition, certain partners of, and attorneys associated with, our firm and members of their families, beneficially own equity securities of the Company or are trustees, stockholders, officers and/or directors of trusts or other entities that own equity securities of the Company or its affiliates.


                                            Very truly yours,

                                            /s/ NEAL, GERBER & EISENBERG